Exhibit 99.1

Press Release

New Enterprise Stone & Lime Co., Inc. Completes Exchange Offer for Senior Secured Notes

New Enterprise, Pennsylvania, October 31, 2013 — New Enterprise Stone & Lime Co., Inc. (“NESL”), a leading privately held, vertically integrated construction materials supplier and heavy/highway construction contractor in Pennsylvania and western New York and a national traffic safety services and equipment provider, announced that it has closed its offer to exchange up to $301 million in aggregate principal amount of its 13% Senior Secured Notes due 2018 (the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal aggregate principal amount of its outstanding 13% Senior Secured Notes due 2018 (the “Old Notes) that were originally issued in transactions exempt from registration under the Securities Act.  The aggregate principal amount of the Exchange Notes includes the $265 million in aggregate principal amount of the Old Notes initially issued in a private placement transaction on March 15, 2012, increased by an additional $36 million in lieu of cash issued as payment in kind interest in respect of the Old Notes on the September 15, 2012, March 15, 2013 and September 15, 2013 interest payment dates.

The exchange offer expired at 5:00 p.m., New York City time, on October 30, 2013.  As of that time, $301 million in aggregate principal amount of the Old Notes, or approximately 100% of the outstanding principal amount of the Old Notes, had been validly tendered and accepted for exchange in the exchange offer.

The exchange offer was made to satisfy NESL’s obligations under a registration rights agreement entered into in connection with the original issuance of the Old Notes, and did not represent a new financing transaction.  The terms of the Exchange Notes are substantially identical to the terms of the Old Notes, except that the Exchange Notes have been registered under the Securities Act and will not be subject to the transfer restrictions and registration rights that related to the Old Notes.

This press release is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any of the Old Notes or the Exchange Notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About New Enterprise Stone & Lime Co., Inc.

New Enterprise Stone & Lime Co., Inc. is a leading privately held, vertically integrated construction materials supplier and heavy/highway construction contractor in Pennsylvania and western New York and a national traffic safety services and equipment provider. Our core businesses include: (i) construction materials (aggregate production (crushed stone and construction sand and gravel), hot mix asphalt production, ready mixed concrete production and concrete products (precast/prestressed structural concrete components and masonry block manufacturing)), (ii) heavy/highway construction (heavy construction, blacktop paving and other site preparation services) and (iii) traffic safety services and equipment. For more information, please visit the company’s website at nesl.com.

Forward-Looking Statements

Statements included herein may constitute “forward looking statements”, including statements relating to the implementation of the Plan and the amount of cost savings anticipated from the Plan. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s reports filed with the Securities and Exchange Commission.  The Company undertakes no duty to update any forward looking statements made herein.

For more information, please contact:

At the Company: Paul I Detwiler III, President and Chief Executive Officer, 814-766-2211

or

At FTI Consulting, the Company’s Investor Relations Contact: Daniel Hoey, 312-553-6718

Source: New Enterprise Stone & Lime Co., Inc.